Exhibit 3.3

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

HEALTHCARE TRUST OF AMERICA HOLDINGS, LP

(a Delaware limited partnership)

The undersigned, for the purpose of amending a certificate of limited partnership pursuant to Sections 17-202 and 17-204 of the Delaware Revised Uniform Limited Partnership Act (the “Act”), hereby certifies that:

A. The name of the limited partnership is Healthcare Trust of America Holdings, LP (the “Partnership”).

B. Article First of the Certificate of Limited Partnership of the Partnership (the “Certificate”) is hereby amended to read as follows:

“The name of the Limited Partnership is Healthcare Realty Holdings, L.P.”

C. Article Third of the Certificate is hereby amended as follows:

“The name and mailing address of the general partner is Healthcare Realty Trust Incorporated, 3310 West End Avenue, Suite 700, Nashville, Tennessee 37203.”

D. This amendment to the Certificate shall take effect at 4:30 p.m. ET on July 20, 2022.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the 19th day of July, 2022.

HEALTHCARE TRUST OF AMERICA HOLDINGS, LP

By:	Healthcare Trust of America, Inc.
Its:	General Partner

By:	/s/ Peter N. Foss
Peter N. Foss
Interim President and Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

GRUBB & ELLIS HEALTHCARE REIT HOLDINGS, LP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is Grubb & Ellis Healthcare REIT Holdings, LP.

SECOND: Article First of the Certificate of Limited Partnership shall be amended as follows:

The name of the Limited Partnership is Healthcare Trust of America Holdings, LP.

THIRD: Article Third of the Certificate of Limited Partnership shall be amended as follows:

The name and mailing address of the general partner is Healthcare Trust of America, Inc., 16427 N. Scottsdale Road, Suite 440, Scottsdale, Arizona 85254.

IN WITNESS WHEREOF, the undersigned executed this Certificate of Amendment on this 24th day of August, 2009.

HEALTHCARE TRUST OF AMERICA, INC.,
its General Partner

By:	/s/ Kellie S. Pruitt
Kellie S. Pruitt, Secretary

STATE OF DELAWARE

AMENDMENT TO THE CERTIFICATE OF

LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is

NNN Healthcare / Office REIT Holdings, L.P.

SECOND: Article 1 of the Certificate of Limited Partnership shall be amended as follows:

The name of the Limited Partnership is Grubb & Ellis Healthcare REIT Holdings, L.P.

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 7 th day of December , A.D. 2007 .

By:	/s/ Andrea R. Biller
General Partner(s)
By:	NNN Healthcare/Office REIT, Inc.,
its General Partner
By:	Andrea R. Biller, Secretary

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

NNN HEALTHCARE/OFFICE REIT HOLDINGS, L.P.

NNN HEALTHCARE/OFFICE REIT HOLDINGS, L.P (hereinafter called the “partnership”), a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the “Act”), for the purpose of amending Certificate of Limited Partnership filed with the office of the Secretary of State of Delaware on April 20, 2006, hereby certifies that:

1. The name of the limited partnership is: NNN HEALTHCARE/OFFICE REIT HOLDINGS, L.P

2. Pursuant to the provisions of Section 17-202, Title 6, Delaware Code, the amendment to the Certificate of Limited partnership effected by this Certificate of Amendment is to change the address of the registered office of the partnership in the State of Delaware to 160 Greentree Drive, Suite 101 , Dover, Delaware 19904, County of Kent, and to change the name of the registered agent of the partnership in the State of Delaware at the said address to National Registered Agents, Inc.

The undersigned, a general partner of the partnership, executes this Certificate of Amendment on January 18, 2007.

By:	NNN Healthcare/Office Reit, Inc.,
A Maryland Domestic Corporation,
Its General Partner

/s/ Paul J. Hagan
By: Paul J. Hagan, Assistant Secretary

CERTIFICATE OF CORRECTION

FILED TO CORRECT A CERTAIN ERROR IN THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

NNN HEALTHCARE/OFFICE REIT HOLDINGS, L.P.

1.	The name of the limited partnership is NNN HEALTHCARE/OFFICE REIT HOLDINGS, L.P.

2.

A Certificate of Limited Partnership was filed by the Secretary of State of Delaware on April 20, 2006 that requires correction as permitted by Section 17-213(a) of the Delaware Revised Uniform Limited Partnership Act.

3.	The inaccuracy or defect of the Certificate of Limited Partnership to be corrected is as follows: the limited partnership’s registered agent is incorrect.

4.	The registered agent’s name and address is corrected to read as follows:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, Delaware 19808 County of New Castle

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Correction of NNN HEALTHCARE/OFFICE REIT HOLDINGS, L.P. this 21st day of April, 2006.

NNN HEALTHCARE/OFFICE REIT, INC., its
General Partner

By:	/s/ Andrea R. Biller
Andrea R. Biller
Secretary

CERTIFICATE

OF

LIMITED PARTNERSHIP

OF

NNN HEALTHCARE/OFFICE REIT HOLDINGS, L.P.

The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

FIRST. The name of the limited partnership is NNN Healthcare/Office REIT Holdings, L.P.

SECOND. The address of the limited partnership’s registered office in the State of Delaware is The Corporation Trust Company. The name of its registered agent at that office and address is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD. The name and mailing address of the general partner is NNN Healthcare/Office REIT, Inc., 1551 N. Tustin Avenue, Suite 200, Santa Ana, California 92705.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of NNN Healthcare/Office REIT Holdings, L.P. as of April 20, 2006.

NNN HEALTHCARE/OFFICE REIT, INC.

By:	/s/ Andrea R. Biller
Name: Andrea R. Biller
Title: Secretary